Exhibit 99.1

Plum Creek Timber Company, Inc. 999 Third Avenue, Suite 4300 Seattle, WA 98104 206 467 3600

News Release

For more information contact:
For immediate release	Investors: John Hobbs 1-800-858-5347
October 29, 2012	Media: Kathy Budinick 1-888-467-3751

Plum Creek Timber Company, Inc. Reports Results for Third Quarter 2012

SEATTLE - Plum Creek Timber Company, Inc. (NYSE: PCL) today announced third quarter earnings of $59 million, or $0.36 per diluted share, on revenues of $354 million. Earnings for the third quarter of 2011 were $50 million, or $0.31 per diluted share, on revenues of $293 million.

Earnings for the first nine months of 2012 were $124 million, or $0.76 per diluted share, on revenues of $985 million. Earnings for the first nine months of 2011 were $132 million, or $0.81 per diluted share, on revenues of $852 million.

Adjusted EBITDA, a non-GAAP measure of operating performance, for the first nine months of 2012 was $380 million, up from $317 million in the same period of 2011. The company ended the quarter with $320 million in cash and cash equivalents. A reconciliation of adjusted EBITDA to net income and cash flow from operations is provided as an attachment to this release.

“We had a good third quarter with earnings near the top of our guidance range,” said Rick Holley, Plum Creek's president and chief executive officer. “Demand for wood products continues to improve and that has translated into improved financial performance for our timber and manufacturing businesses. Combined, these business segments have grown operating income by $19 million and adjusted EBITDA by $36 million during the first nine months of the year. We continue to be on track to grow our adjusted EBITDA by approximately $50 million this year.”

Review of Operations

The Northern Resources segment reported operating income of $5 million for the quarter, down $2 million from the third quarter of 2011. The lower operating income was primarily the result of a $2 decline in average sawlog prices due to the decline in export log prices experienced over the past year. Average pulpwood prices of $42 per ton were unchanged when compared to the third quarter of 2011. Overall the third quarter's harvest was approximately 40,000 tons, or 4 percent, lower than the same period of 2011.

Operating income in the Southern Resources segment was $23 million, an increase of $2 million from the $21 million reported during the third quarter of 2011. Sawlog prices were stable at $20 per ton and pulpwood prices of $10 per ton were $1 per ton higher than the prices reported for the third quarter of

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Exhibit 99.1

2011. As planned, harvest volumes in 2012 were higher than those in 2011. The company continued to emphasize the harvest of pulpwood to capture relatively attractive values in these markets and preserve the value of larger diameter sawlogs. Pulpwood volumes were up 318,000 tons, or 17 percent, higher compared to the third quarter of 2011. The sawlog harvest was up 244,000 tons, or 19 percent, higher from 2011 levels.

The Real Estate segment reported third quarter total revenue of $96 million and operating income of $54 million. Third quarter 2011 Real Estate segment revenue was $67 million and operating income was $46 million. The 2012 sales were anchored by the sale of approximately 100,000 acres of Wisconsin timberland for approximately $67 million. Smaller rural land sales across the company's holdings accounted for the $29 million balance of the quarter's revenue. Rural land prices remained stable with HBU/recreation parcels averaging $2,100 per acre.

The Manufacturing segment reported $9 million of operating income for the third quarter, compared to the $3 million of operating income reported for the third quarter of 2011. Profit growth was driven by improving demand and prices for the company's plywood and medium density fiberboard (MDF) products. Sales volumes for plywood and MDF increased 18 percent and 43 percent respectively. Plywood prices increased 13 percent and MDF prices improved 5 percent during the same period. Average lumber prices increased 7 percent while lumber sales volume declined 8 percent compared to the third quarter of 2011.

Outlook

The company expects its full-year harvest to approximate 17.5 million tons, including approximately 700,000 tons from this year's timber deed acquisition.

During the fourth quarter, the company expects to harvest approximately 1 million tons in its Northern Resources segment and approximately 3 million tons in its Southern Resources segment.

Fourth quarter Real Estate segment sales are expected to be between $60 million and $80 million.

In the fourth quarter, seasonally lower sales volumes are expected to reduce the Manufacturing segment's profitability compared to the third quarter.

The company expects to report fourth quarter earnings between $0.25 and $0.30 per share.

“Our operations continue to perform well and our operating flexibility allows us to respond quickly to our customers' needs as markets improve. We expect the results from our timber business to improve further in 2013 as the housing market and economy continue to strengthen,” continued Holley.

“We are excited about the future, and look forward to 2013 with optimism. Disciplined capital allocation is just as important in a recovery as it is during a downturn. It remains our top priority at Plum Creek. We continually evaluate the best use of the cash we generate with the goals of delivering value to shareholders while growing the per-share value of the company over time,” concluded Holley.

Earnings Conference Call and Supplemental Information

Plum Creek will hold a conference call today, Oct. 29, at 5:00 p.m. ET (2:00 p.m. PT). A live webcast of the conference call may be accessed through Plum Creek's Internet site at www.plumcreek.com by clicking on the “Investors” link.

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Exhibit 99.1

Investors without Internet access should dial 1-800-572-9852 at least 10 minutes prior to the start of the call, referencing Plum Creek's earnings conference call. Those wishing to access the call from outside the United States and Canada should dial 1-706-645-9676, also referencing Plum Creek's earnings conference call. Replay of the call will be available for 48 hours after completion of the live call and can be accessed at 1-855-859-2056 or 1-404-537-3406 (international calls), using the code 21136768.

Supplemental financial information for Plum Creek operations, including statistical data and reconciliations to non-GAAP measures is available in the Investors section of Plum Creek's website at www.plumcreek.com.

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Plum Creek is one of the largest landowners in the nation and the most geographically diverse, with approximately 6.4 million acres of timberlands in major timber producing regions of the United States and wood products manufacturing facilities in the Northwest. For more information, visit www.plumcreek.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as "believes," "expects," "may," "will," "should," "seek," "approximately," "intends," "plans," "estimates," or "anticipates," or the negative of those words or other comparable terminology. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the cyclical nature of the forest products industry, our ability to harvest our timber, our ability to execute our acquisition strategy, the market for and our ability to sell or exchange non-strategic timberlands and timberland properties that have higher and better uses, and various regulatory constraints. These and other risks, uncertainties and assumptions are detailed from time to time in our filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended. It is likely that if one or more of the risks materializes, or if one or more assumptions prove to be incorrect, the current expectations of Plum Creek and its management will not be realized. Forward-looking statements are not guarantees of performance, and speak only as of the date made, and neither Plum Creek nor its management undertakes any obligation to update or revise any forward-looking statements.

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Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

(In Millions, Except Per Share Amounts)	Nine Months Ended September 30,
	2012	2011
REVENUES:
Timber	$480	$421
Real Estate	243	208
Manufacturing	246	208
Other	16	15
Total Revenues	985	852

COSTS AND EXPENSES:
Cost of Goods Sold:
Timber	374	327
Real Estate	124	68
Manufacturing	217	190
Other	1	1
Total Cost of Goods Sold	716	586
Selling, General and Administrative	86	77
Total Costs and Expenses	802	663

Other Operating Income (Expense), net	1	3

Operating Income	184	192

Equity Earnings from Timberland Venture	42	44

Interest Expense, net:
Interest Expense (Debt Obligations to Unrelated Parties)	61	61
Interest Expense (Note Payable to Timberland Venture)	43	43
Total Interest Expense, net	104	104

Income before Income Taxes	122	132

Provision (Benefit) for Income Taxes	(2)	—

Net Income	$124	$132

PER SHARE AMOUNTS:

Net Income per Share – Basic	$0.77	$0.81
Net Income per Share – Diluted	$0.76	$0.81

Weighted-Average Number of Shares Outstanding
– Basic	161.5	161.9
– Diluted	161.8	162.2

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

(In Millions, Except Per Share Amounts)	Quarter Ended September 30,
	2012	2011
REVENUES:
Timber	$168	$154
Real Estate	96	67
Manufacturing	85	67
Other	5	5
Total Revenues	354	293

COSTS AND EXPENSES:
Cost of Goods Sold:
Timber	130	119
Real Estate	40	19
Manufacturing	74	62
Other	—	—
Total Cost of Goods Sold	244	200
Selling, General and Administrative	31	24
Total Costs and Expenses	275	224

Other Operating Income (Expense), net	—	—

Operating Income	79	69

Equity Earnings from Timberland Venture	14	14

Interest Expense, net:
Interest Expense (Debt Obligations to Unrelated Parties)	21	20
Interest Expense (Note Payable to Timberland Venture)	14	14
Total Interest Expense, net	35	34

Income before Income Taxes	58	49

Provision (Benefit) for Income Taxes	(1)	(1)

Net Income	$59	$50

PER SHARE AMOUNTS:

Net Income per Share – Basic	$0.36	$0.31
Net Income per Share – Diluted	$0.36	$0.31

Weighted-Average Number of Shares Outstanding
– Basic	161.5	161.9
– Diluted	161.9	162.2

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In Millions, Except Per Share Amounts)	September 30, 2012	December 31, 2011
ASSETS
Current Assets:
Cash and Cash Equivalents	$320	$254
Accounts Receivable	39	28
Inventories	49	48
Deferred Tax Asset	6	6
Assets Held for Sale	44	103
Other Current Assets	14	15
	472	454

Timber and Timberlands, net	3,423	3,377
Property, Plant and Equipment, net	128	138
Equity Investment in Timberland Venture	187	201
Deferred Tax Asset	18	17
Investment in Grantor Trusts (at Fair Value)	38	36
Other Assets	37	36
Total Assets	$4,303	$4,259

LIABILITIES
Current Liabilities:
Current Portion of Long-Term Debt	$176	$352
Line of Credit	351	348
Accounts Payable	29	25
Interest Payable	25	26
Wages Payable	19	20
Taxes Payable	16	9
Deferred Revenue	31	27
Other Current Liabilities	9	8
	656	815

Long-Term Debt	1,567	1,290
Note Payable to Timberland Venture	783	783
Other Liabilities	98	108
Total Liabilities	3,104	2,996

Commitments and Contingencies

STOCKHOLDERS’ EQUITY
Preferred Stock, $0.01 Par Value, Authorized Shares – 75.0, Outstanding – None	—	—
Common Stock, $0.01 Par Value, Authorized Shares – 300.6, Outstanding (net of Treasury Stock) – 161.6 at September 30, 2012 and 161.3 at December 31, 2011	2	2
Additional Paid-In Capital	2,273	2,261
Retained Earnings (Accumulated Deficit)	(108)	(28)
Treasury Stock, at Cost, Common Shares – 26.9 at September 30, 2012 and 26.9 at December 31, 2011	(938)	(937)
Accumulated Other Comprehensive Income (Loss)	(30)	(35)
Total Stockholders’ Equity	1,199	1,263
Total Liabilities and Stockholders’ Equity	$4,303	$4,259

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
(In Millions)	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$124	$132
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation, Depletion and Amortization	87	70
Basis of Real Estate Sold	111	57
Equity Earnings from Timberland Venture	(42)	(44)
Distributions from Timberland Venture	56	56
Deferred Income Taxes	(1)	2
Deferred Revenue from Long-Term Gas Leases (Net of Amortization)	(6)	14
Timber Deed Acquired	(98)	—
Pension Plan Contributions	(10)	(3)
Working Capital Changes Impacting Cash Flow:
Like-Kind Exchange Funds	—	—
Other Working Capital Changes	5	—
Other	11	10
Net Cash Provided By Operating Activities	237	294

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures (Excluding Timberland Acquisitions)	(52)	(43)
Timberlands and Minerals Acquired	(18)	(88)
Other	(1)	—
Net Cash Used In Investing Activities	(71)	(131)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends	(204)	(204)
Borrowings on Line of Credit	1,712	1,097
Repayments on Line of Credit	(1,709)	(961)
Proceeds from Issuance of Long-Term Debt	450	—
Debt Issuance Costs	(3)	—
Principal Payments and Retirement of Long-Term Debt	(350)	(49)
Proceeds from Stock Option Exercises	5	9
Acquisition of Treasury Stock	(1)	(16)
Net Cash Used In Financing Activities	(100)	(124)

Increase (Decrease) In Cash and Cash Equivalents	66	39
Cash and Cash Equivalents:
Beginning of Period	254	252

End of Period	$320	$291

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Quarter Ended September 30,
(In Millions)	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$59	$50
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation, Depletion and Amortization	31	26
Basis of Real Estate Sold	36	14
Equity Earnings from Timberland Venture	(14)	(14)
Distributions from Timberland Venture	28	28
Deferred Income Taxes	—	(2)
Deferred Revenue from Long-Term Gas Leases (Net of Amortization)	(1)	2
Pension Plan Contributions	(3)	(3)
Working Capital Changes Impacting Cash Flow:
Like-Kind Exchange Funds	—	35
Other Working Capital Changes	7	(4)
Other	5	5
Net Cash Provided By Operating Activities	148	137

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures (Excluding Timberland Acquisitions)	(17)	(15)
Timberlands and Minerals Acquired	(5)	(76)
Net Cash Used In Investing Activities	(22)	(91)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends	(68)	(68)
Borrowings on Line of Credit	583	542
Repayments on Line of Credit	(683)	(467)
Proceeds from Issuance of Long-Term Debt	450	—
Debt Issuance Costs	—	—
Principal Payments and Retirement of Long-Term Debt	(350)	—
Proceeds from Stock Option Exercises	2	—
Acquisition of Treasury Stock	—	(15)
Net Cash Used In Financing Activities	(66)	(8)

Increase (Decrease) In Cash and Cash Equivalents	60	38
Cash and Cash Equivalents:
Beginning of Period	260	253

End of Period	$320	$291

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
SEGMENT DATA
(UNAUDITED)

	Nine Months Ended September 30,
(In Millions)	2012	2011
Revenues:
Northern Resources	$185	$167
Southern Resources	312	266
Real Estate	243	208
Manufacturing	246	208
Other	16	15
Eliminations	(17)	(12)
Total Revenues	$985	$852

Operating Income (Loss):
Northern Resources	$15	$17
Southern Resources	66	55
Real Estate	113	134
Manufacturing	22	12
Other (A)	14	16
Other Costs and Eliminations, net	(46)	(42)
Total Operating Income	$184	$192

Adjusted EBITDA by Segment: (B)
Northern Resources	$35	$36
Southern Resources	118	92
Real Estate	225	192
Manufacturing	33	22
Other	14	16
Other Costs and Eliminations, net	(45)	(41)
Total	$380	$317

(A) During the first nine months of 2011, the company received a payment of $2 million for the settlement of a dispute that related to certain mineral rights. This amount is reported as Other Operating Gain/(Loss) in our Other Segment and is included in Other Operating Income (Expense), net in the Consolidated Statements of Income.

(B) Refer to the separate schedule, "Segment Data - Adjusted EBITDA" for reconciliations of Adjusted EBITDA to operating income and net cash provided by operating activities.

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
SEGMENT DATA
(UNAUDITED)

	Quarter Ended September 30,
(In Millions)	2012	2011
Revenues:
Northern Resources	$65	$68
Southern Resources	110	93
Real Estate	96	67
Manufacturing	85	67
Other	5	5
Eliminations	(7)	(7)
Total Revenues	$354	$293

Operating Income (Loss):
Northern Resources	$5	$7
Southern Resources	23	21
Real Estate	54	46
Manufacturing	9	3
Other	5	5
Other Costs and Eliminations, net	(17)	(13)
Total Operating Income	$79	$69

Adjusted EBITDA by Segment: (A)
Northern Resources	$12	$14
Southern Resources	42	35
Real Estate	90	60
Manufacturing	13	7
Other	5	5
Other Costs and Eliminations, net	(16)	(13)
Total	$146	$108

(A) Refer to the separate schedule, "Segment Data - Adjusted EBITDA" for reconciliations of Adjusted EBITDA to operating income and net cash provided by operating activities.

Exhibit 99.1

Plum Creek Timber Company, Inc
Segment Data - Adjusted EBITDA
Reconciliation of Operating Income and Net Cash
Provided by Operating Activities
(Unaudited)

We define Adjusted EBITDA as earnings from continuing operations, excluding equity method earnings, and before interest, taxes, depreciation, depletion, amortization, and basis in lands sold. Adjusted EBITDA is not considered a measure of financial performance under U.S. generally accepted accounting principles (U.S. GAAP) and the items excluded from Adjusted EBITDA are significant components of our consolidated financial statements.

We present Adjusted EBITDA as a supplemental performance measure because we believe it facilitates operating performance comparisons from period to period, and each business segment’s contribution to that performance, by eliminating non-cash charges to earnings, which can vary significantly by business segment. These non-cash charges include timber depletion, depreciation of fixed assets and the basis in lands sold. We also use Adjusted EBITDA as a supplemental liquidity measure because we believe it is useful in measuring our ability to generate cash. In addition, we believe Adjusted EBITDA is commonly used by investors, lenders and rating agencies to assess our financial performance.

A reconciliation of Adjusted EBITDA to net income and net cash from operating activities, the most directly comparable U.S. GAAP performance and liquidity measures, is provided in the following schedules:

	Nine Months Ended September 30, 2012

	Operating Income	Depreciation, Depletion and Amortization	Basis of Real Estate Sold	Adjusted EBITDA
By Segment
Northern Resources	$15	$20	$—	$35
Southern Resources	66	52	—	118
Real Estate	113	1	111	225
Manufacturing	22	11	—	33
Other	14	—	—	14
Other Costs and Eliminations	(47)	1	—	(46)
Other Unallocated Operating Income (Expense), net	1	—	—	1
Total	$184	$85	$111	$380

Reconciliation to Net Income(1)
Equity Earnings from Timberland Venture	42
Interest Expense	(104)
(Provision) Benefit for Income Taxes	2
Net Income	$124

Reconciliation to Net Cash Provided By Operating Activities
Net Cash Flows from Operations				$237
Interest Expense				104
Amortization of Debt Costs				(2)
Provision / (Benefit) for Income Taxes				(2)
Distributions from Timberland Venture				(56)
Deferred Income Taxes				1
Gain on Sale of Properties and Other Assets				—
Deferred Revenue from Long-Term Gas Leases				6
Timber Deed Acquired				98
Pension Plan Contributions				10
Working Capital Changes				(5)
Other				(11)
Adjusted EBITDA				$380

(1) Includes reconciling items not allocated to segments for financial reporting purposes.

Exhibit 99.1

	Nine Months Ended September 30, 2011

	Operating Income	Depreciation, Depletion and Amortization	Basis of Real Estate Sold	Adjusted EBITDA
By Segment
Northern Resources	$17	$19	$—	$36
Southern Resources	55	37	—	92
Real Estate	134	1	57	192
Manufacturing	12	10	—	22
Other	16	—	—	16
Other Costs and Eliminations	(43)	1	—	(42)
Other Unallocated Operating Income (Expense), net	1	—	—	1
Total	$192	$68	$57	$317

Reconciliation to Net Income(1)
Equity Earnings from Timberland Venture	44
Interest Expense	(104)
(Provision) Benefit for Income Taxes	—
Net Income	$132

Reconciliation to Net Cash Provided By Operating Activities
Net Cash Flows from Operations				$294
Interest Expense				104
Amortization of Debt Costs				(2)
Provision / (Benefit) for Income Taxes				—
Distributions from Timberland Venture				(56)
Deferred Income Taxes				(2)
Gain on Sale of Properties and Other Assets				—
Deferred Revenue from Long-Term Gas Leases				(14)
Timber Deed Acquired				—
Pension Plan Contributions				3
Working Capital Changes				—
Other				(10)
Adjusted EBITDA				$317

(1) Includes reconciling items not allocated to segments for financial reporting purposes.

Exhibit 99.1

	Quarter Ended September 30, 2012

	Operating Income	Depreciation, Depletion and Amortization	Basis of Real Estate Sold	Adjusted EBITDA
By Segment
Northern Resources	$5	$7	$—	$12
Southern Resources	23	19	—	42
Real Estate	54	—	36	90
Manufacturing	9	4	—	13
Other	5	—	—	5
Other Costs and Eliminations	(17)	1	—	(16)
Other Unallocated Operating Income (Expense), net	—	—	—	—
Total	$79	$31	$36	$146

Reconciliation to Net Income(1)
Equity Earnings from Timberland Venture	14
Interest Expense	(35)
(Provision) Benefit for Income Taxes	1
Net Income	$59

Reconciliation to Net Cash Provided By Operating Activities
Net Cash Flows from Operations				$148
Interest Expense				35
Amortization of Debt Costs				—
Provision / (Benefit) for Income Taxes				(1)
Distributions from Timberland Venture				(28)
Deferred Income Taxes				—
Gain on Sale of Properties and Other Assets				—
Deferred Revenue from Long-Term Gas Leases				1
Timber Deed Acquired				—
Pension Plan Contributions				3
Working Capital Changes				(7)
Other				(5)
Adjusted EBITDA				$146

(1) Includes reconciling items not allocated to segments for financial reporting purposes.

Exhibit 99.1

	Quarter Ended September 30, 2011

	Operating Income	Depreciation, Depletion and Amortization	Basis of Real Estate Sold	Adjusted EBITDA
By Segment
Northern Resources	$7	$7	$—	$14
Southern Resources	21	14	—	35
Real Estate	46	—	14	60
Manufacturing	3	4	—	7
Other	5	—	—	5
Other Costs and Eliminations	(13)	—	—	(13)
Other Unallocated Operating Income (Expense), net	—	—	—	—
Total	$69	$25	$14	$108

Reconciliation to Net Income(1)
Equity Earnings from Timberland Venture	14
Interest Expense	(34)
(Provision) Benefit for Income Taxes	1
Net Income	$50

Reconciliation to Net Cash Provided By Operating Activities
Net Cash Flows from Operations				$137
Interest Expense				34
Amortization of Debt Costs				(1)
Provision / (Benefit) for Income Taxes				(1)
Distributions from Timberland Venture				(28)
Deferred Income Taxes				2
Gain on Sale of Properties and Other Assets				—
Deferred Revenue from Long-Term Gas Leases				(2)
Timber Deed Acquired				—
Pension Plan Contributions				3
Working Capital Changes				(31)
Other				(5)
Adjusted EBITDA				$108

(1) Includes reconciling items not allocated to segments for financial reporting purposes.